Exhibit 99.1

EBIX NET INCOME GROWS 73% IN FIRST  QUARTER OF 2007

Earnings Per Share Rises 69% to $0.61

Conference call:                                          Thursday, May 17, 2007 at 11:00 A.M. EDT

Webcast / Replay URL:                              http://www.ebix.com, Click on Investor Home Page

Dial-in numbers:                                         1-888-687-3295 Dial pass code 9196296

ATLANTA, GA — May 15, 2007 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported financial results for the first quarter of 2007.

Ebix reported total revenue of $9.02 million for the quarter, compared to $5.65 million for the first quarter of 2006, marking a sixty percent (60%) increase in revenues. The company’s operating income for the quarter rose eighty-nine percent (89%) to $2.24 million, as compared to $1.18 million in the first quarter of 2006.

Net income after taxes for the quarter rose seventy-three percent (73%) to $1.96 million, or $0.61 per diluted share, up from $1.13 million, or $0.36 per diluted share, in the first quarter of 2006— reflecting earnings per share growth of sixty-nine percent (69%). Results for the first quarter of 2007 were based on 3.22 million weighted average diluted shares outstanding, as compared to 3.14 million in the first quarter of 2006. Basic earnings per share in the first quarter of 2007 rose sixty-eight percent (68%) to $0.69 as compared to $0.41 in the first quarter of 2006.

The company’s operating expenses for the quarter grew by fifty-two percent (52%) to $6.78 million as compared to $4.47 million for the first quarter of 2006. The company attributed the increase primarily to the acquisition of Infinity Consulting and Finetre in May 2006 and October 2006 respectively.

Robin Raina, President and CEO, Ebix said, “We are pleased to have started 2007 on a strong note. Our business fundamentals remain strong and in the coming quarters, we intend to continue our efforts to grow the company.”

Raina added: “Our cash position remains strong and we intend to devote some of our cash to making additional strategic acquisitions in the insurance market space. To fund these acquisitions, we intend to only use means that allow us to keep any acquisitions accretive from an earnings perspective.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry.  Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents.  Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India.  For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives.  The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements.  Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2006, included under “Item 1. Business—Risk Factors.”  Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

CONTACT:

Jesenia Jurado

Ebix, Inc.

678 -281-2036

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(Financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except for share amounts)

	March 31,	December 31,
	2007	2006
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$6,521	$5,013
Accounts receivable, less allowance of $36 and $36	8,691	7,973
Prepaids and other current assets	761	913
Total current assets	15,973	13,899
Property and equipment, net	2,162	2,183
Goodwill	23,218	23,118
Intangibles assets, net	7,414	7,867
Other assets	285	285
Total assets	$49,052	$47,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	10,000	10,000
Accounts payable and accrued expenses	1,822	1,854
Accrued payroll and related benefits	1,053	1,549
Current portion of long term debt	1,015	1,006
Current portion of capital lease obligation	3	3
Current deferred rent	44	44
Deferred revenue	5,999	5,552
Total current liabilities	19,936	20,008
Long term debt, less current portion	448	934
Long term debt capital lease obligation, less current portion	9	9
Long term deferred rent	235	235

Stockholders’ equity:

Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 2,857,178 issued and 2,848,288 outstanding at March 31, 2007 and December 31, 2006	286	286
Additional paid-in capital	95,003	94,914
Treasury stock 8,890 shares repurchased as of March 31, 2007 and December 31, 2006	(149)	(149)
Accumulated deficit	(67,762)	(69,724)
Accumulated other comprehensive income	1,046	839
Total stockholders’ equity	28,424	26,166
Total liabilities and stockholders’ equity	$49,052	$47,352

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except for share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenue:
Services and other (Including revenues from related parties of $578 and $713 respectively)	$8,702	$5,153

Software	316	497
Total revenue	9,018	5,650

Operating expenses:
Services and other costs	1,566	1,331
Product development	1,850	869
Sales and marketing	952	590
General and administrative	1,787	1,364
Amortization and depreciation	625	314
Total operating expenses	6,780	4,468
Operating income	2,238	1,182

Interest income	71	79
Interest expense	(228)	(32)
Foreign exchange gain	5	42

Income before income taxes	2,086	1,271
Income tax provision	(124)	(136)

Net income	$1,962	$1,135

Basic earnings per common share	$0.69	$0.41
Diluted earnings per common share	$0.61	$0.36

Basic weighted average shares outstanding	2,848	2,749

Diluted weighted average shares outstanding	3,216	3,137

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands, except for share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	1,962	1,135
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	627	314
Stock-based compensation	62	21
Restricted stock compensation	22	68
Provision for doubtful accounts	—	7
Changes in assets and liabilities:
Accounts receivable	(718)	(390)
Other assets	152	(44)
Accounts payable and accrued expenses	(32)	(444)
Accrued payroll and related benefits	(496)	(773)
Deferred revenue	447	223
Net cash provided by operating activities	2,026	117
Cash flows from investing activities:
Investment in Finetre, net of cash acquired	(15)	—
Capital expenditures	(148)	(17)
Net cash used in investing activities	(163)	(17)
Cash flows from financing activities:
Proceeds from the exercise of stock options	—	31
Payments of long term debt	(477)	(499)
Net cash used in financing activities	(477)	(468)
Effect of foreign exchange rates on cash	122	(119)
Net change in cash and cash equivalents	1,508	(487)
Cash and cash equivalents at the beginning of the period	5,013	6,733
Cash and cash equivalents at the end of the period	$6,521	$6,246

Supplemental disclosures of cash flow information:
Interest paid	$172	$—
Income taxes paid	$242	$40